                                                                     EXHIBIT 3.4

                       CERTIFICATE OF AMENDMENT OF BYLAWS
                                       OF
                             DALLAS WOODCRAFT, INC.

         The undersigned, being the duly elected, qualified, and acting Secretary of Dallas Woodcraft, Inc., a Texas corporation (the "Corporation"), and the keeper of the minutes and records of the Corporation, certifies that the following is a true and accurate copy of the Amendment to the Bylaws of the Corporation as adopted by the Board of Directors and executed on April 25, 1988.

         RESOLVED, that Article II, Section 2.01, Annual Meeting, of the Corporation's bylaws hereby be amended to read as follows:

                    An annual meeting of shareholders shall be held each year on the fourth Tuesday in May, or at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, if not a legal holiday, and if a legal holiday, then on the next full business day following, at the time specified in the notice of the meeting. At such meeting, the shareholders shall elect by plurality vote a board of directors and transact such other business as may properly be brought before the meeting.

         TO CERTIFY WHICH, witness my hand this 25th day of April, 1988.


                                                  /s/ M. DOUGLAS  ADKINS
                                                  -----------------------------
                                                  M. Douglas Adkins, Secretary

                                    BYLAWS OF
                         BO-MAR MANUFACTURING CO., INC.

                                TABLE OF CONTENTS

                                                                              Page
                                                                              ----
Article 1: Offices

   1.01    Registered Office and Agent                                         1
   1.02    Other Offices                                                       1

Article 2: Shareholders

   2.01    Annual Meeting                                                      1
   2.02    Special Meeting                                                     1
   2.03    Place of Meetings                                                   1
   2.04    Notice                                                              2
   2.05    Voting List                                                         2
   2.06    Quorum                                                              2
   2.07    Majority Vote; Withdrawal of Quorum                                 2
   2.08    Method of Voting; Proxies                                           2
   2.09    Closing of Transfer Books; Record Date                              3
   2.10    Officers                                                            3

Article 3: Directors

   3.01    Management                                                          3
   3.02    Number; Qualification; Election; Term                               3
   3.03    Change in Number                                                    4
   3.04    Removal                                                             4
   3.05    Vacancies                                                           4
   3.06    Method of Election                                                  4
   3.07    Meetings of Directors                                               4
   3.08    First Meeting                                                       4
   3.09    Election of Officers                                                4
   3.10    Regular Meetings                                                    4
   3.11    Special Meetings                                                    5
   3.12    Notice                                                              5
   3.13    Quorum; Majority Vote                                               5
   3.14    Procedure                                                           5
   3.15    Presumption of Assent                                               5
   3.16    Compensation                                                        5
   3.17    Interested Directors                                                6



                                      (i)

Article 4:   Executive Committee

   4.01      Designation                                                       6
   4.02      Authority                                                         6
   4.03      Procedure                                                         6
   4.04      Removal                                                           7

Article 5:   Notice

   5.01      Method                                                            7
   5.02      Waiver                                                            7

Article 6:   Officers

   6.01      Number; Titles; Term of Office                                    7
   6.02      Removal                                                           8
   6.03      Vacancies                                                         8
   6.04      Authority                                                         8
   6.05      Compensation                                                      8
   6.06      President                                                         8
   6.07      Vice Presidents                                                   8
   6.08      Treasurer                                                         9
   6.09      Assistant Treasurer                                               9
   6.10      Secretary                                                         9
   6.11      Assistant Secretaries                                             9

Article 7:   Certificates and Shareholders

   7.01      Certificates for Shares                                           9
   7.02      Replacement of Lost or Destroyed Certificates                     9
   7.03      Transfer of Shares                                               10
   7.04      Registered Shareholders                                          10
   7.05      Regulations                                                      10

Article 8:   Miscellaneous Provisions

   8.01      Dividends                                                        10
   8.02      Reserves                                                         10
   8.03      Books and Records                                                11
   8.04      Fiscal Year                                                      11
   8.05      Seal                                                             11
   8.06      Other Committees                                                 11
   8.07      Resignation                                                      11
   8.08      Securities of Other Corporations                                 11
   8.09      Amendment of Bylaws                                              11
   8.10      Telephone Meetings                                               11
   8.11      Action Without a Meeting                                         12
   8.12      Invalid Provision                                                12
   8.13      Table of Contents; Headings                                      12





                                      (ii)

                                    BYLAWS OF

                         BO-MAR MANUFACTURING CO., INC.

                         ------------------------------

                               Article 1: Offices

         1.01 Principal Offices. The principal office of the Corporation shall be as designated with the Secretary of State of the State of Texas, as it may be changed from time to time.

         1.02 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Texas, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                             Article 2: Shareholders

         2.01 Annual Meeting. An annual meeting of shareholders, shall be held each year on the second Tuesday during the month of October, or at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, if not a legal holiday in the place where the meeting is to be held, and if a legal holiday in such place, then on the next full business day following, at the time specified in the notice of the meeting. At such meeting, the shareholders shall elect by plurality vote directors and transact such other business as may properly be brought before the meeting.

         2.02 Special Meeting. A special meeting of the shareholders may be called at any time by the President, the Board of Directors or the holders of not less than ten per cent (10%) of all shares entitled to vote at such meeting. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting.

         2.03 Place of Meetings. The annual meeting of shareholders may be held at any place within or without the State of Texas designated by the Board of Directors. Special meetings of shareholders may be held at any place within or without the State of Texas designated by the President, if he shall call the meeting, or the Board of Directors, if they shall call the meeting. Any meeting may be held at any place within or without the State of Texas designated in a waiver of notice of such meeting signed by all shareholders. Meetings of shareholders shall be held at the principal office of the Corporation unless another place is designated for meetings in the manner provided herein.

         2.04 Notice. Written or printed notice stating the place, day and hour of each meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting.

         2.05 Voting List. At least ten (10) days before each meeting of shareholders, the Secretary shall prepare a complete list of shareholders entitled to vote thereat, arranged in alphabetical order, with the address of and number of voting shares held by each. For a period of ten (10) days prior to such meeting, such list shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder during usual business hours. Such list shall be produced at such meeting, and at all times during such meeting shall be subject to inspection by any shareholder.

         2.06 Quorum. The holders of a majority of the outstanding shares entitled to vote, present in person or by proxy, shall constitute a quorum at any meeting of shareholders, except as otherwise provided by law, the articles of incorporation or these bylaws. If a quorum shall not be present or represented at any meeting of shareholders, the shareholders entitled to vote thereat, present in person or by proxy, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At an adjourned meeting at which a quorum shall be present in person or represented by proxy, any business may be transacted which could have been transacted at the original meeting.

         2.07 Majority Vote; Withdrawal of Quorum. When a quorum is present at any meeting, the vote of the holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one on which, by express provision of statute, of the articles of incorporation or of these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         2.08 Method of Voting; Proxies. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the articles of incorporation voting for directors shall be in accordance with Section 3.06 of these bylaws. At any meeting of shareholders, every shareholder having the right to vote may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Each such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable or unless otherwise made irrevocable by law.

         2.09 Closing of Transfer Books; Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books of the Corporation shall be closed for a stated period but not to exceed in any case fifty (50) days. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders such date in any case to be not more than fifty
(50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

         2.10 Officers. The President shall preside at and the Secretary shall keep the records of each meeting of shareholders, and in the absence of either such officer, his duties shall be performed by some person appointed by the meeting.

                              Article 3: Directors

         3.01 Management. The business and property of the Corporation shall be managed by the Board of Directors, and subject to the restrictions imposed by law, the articles of incorporation or these bylaws, they may exercise all the powers of the Corporation.

         3.02 Number; Qualification; Election; Term. The number of directors which shall constitute the entire Board shall be not less than one (1) nor more than ten (10). The first Board shall consist of the number of directors named in the articles of incorporation.

Thereafter, within the limits above specified, the number of Directors which shall constitute the entire Board shall be determined by resolution of the Board of Directors at any meeting thereof or by the stockholders at the annual meeting of stockholders. None of the directors need be a stockholder or a resident of the State of Texas.

         3.03 Change in Number. No decrease in the number of directors constituting the entire Board shall have the effect of shortening the term of any incumbent director. In case of any increase in the number of directors, the additional directors shall be elected at an annual meeting or at a special meeting of shareholders called for that purpose.

         3.04 Removal. At any meeting of shareholders called expressly for that purpose any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

         3.05 Vacancies. Any vacancy occurring in the Board of Directors (by death, resignation, removal, or otherwise) may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected to serve for the unexpired term of his predecessor in office.

         3.06 Method of Election. Directors shall be elected by plurality vote. Cumulative voting shall not be permitted.

         3.07 Meetings of Directors. The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by statute, in such place or places within or without the State of Texas as the Board of Directors may from time to time determine.

         3.08 First Meeting. Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of shareholders, and no notice of such meeting shall be necessary.

         3.09 Election of Officers. At the first meeting of the Board of Directors in each year at which a quorum shall be present, held next after the annual meeting of shareholders, the Board of Directors shall proceed to the election of the officers of the Corporation.

         3.10 Regular Meetings. Regular meetings of the Board of Directors shall be Red at such times and places as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

         3.11 Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the President or by a majority of the directors for the time being in office.

         3.12 Notice. The Secretary shall give notice of each special meeting in person, or by mail or telegraph, at least two (2) days before the meeting to each director. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         3.13 Quorum; Majority Vote. At all meetings of the Board of Directors, a majority of the directors fixed in the manner provided in these bylaws shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there be less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice. The act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the Board of Directors, unless the act of a greater number is required by law or the articles of incorporation or by these bylaws.

         3.14 Procedure. At meetings of the Board of Directors, business shall be transacted in such order as from time to time the Board of Directors may determine. The President shall preside at all meetings, and in his absence a chairman shall be chosen by the Board of Directors from among the directors present. The Secretary of the Corporation shall act as the secretary of the meetings of the Board of Directors, and in his absence, the presiding officer may appoint any person to act as secretary of the meeting. The Board of Directors shall keep regular minutes of its proceedings which shall be placed in the minute book of the Corporation.

         3.15 Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         3.16 Compensation. Directors as such shall not receive any stated salary for their services, but by resolution of the Board of Directors a fixed sum and expense of attendance, if any, may be allowed for attendance at regular or special meetings of the Board of Directors; provided, that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity or receiving compensation therefor.

         3.17 Interested Directors. No contract or other transaction between the Corporation and any other person (as used herein the term "person" means an individual, firm, trust, partnership, association, corporation or other entity) shall be affected or invalidated by the fact that any director or the Corporation is interested in, or is a member, director or officer of such other person, and any director may be a party to or may be interested in any contract or transaction of the Corporation or in which the Corporation is interested; and no contract, act or transaction of the Corporation with any person shall be affected or invalidated by the fact that any director of the Corporation is a party to, or interested in, such contract, act or transaction, or in any way connected with such person, and each and every person who may become a director of the Corporation is hereby relieved from any liability that might otherwise exist from contracting with the Corporation for the benefit of himself or any person in which he may be in any way interest provided, that the fact of such interest shall have been disclosed to or shall be known by the other directors or the shareholders of the Corporation, as the case may be, acting upon or with reference such contract, act or transaction. The foregoing shall be so even though the presence at a meeting or vote of such interested director might have been necessary to obligate the Corporation upon any such contract, act or transaction.

                         Article 4: Executive Committee

         4.01 Designation. The Board of Directors may, by resolution passed by a majority of the entire Board, designate an executive committee, to consist of two (2) or more of the directors of the Corporation, one of whom shall be the President of the Corporation.

         4.02 Authority. The executive committee, unless expressly restricted by such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, including but not limited to the power and authority to declare a dividend or to authorize the issuance of shares of the Corporation, except that no such committee shall have the authority of the Board of Directors in reference to amending the articles of incorporation, approving a plan or merger or consolidation, recommending to the shareholders the sale, lease, or exchange of all or substantially all the property and assets of the Corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, amending, altering, or repealing these bylaws or adopting new bylaws for the Corporation, filling vacancies in or removing members of the Board of Directors or any such committee, fixing the compensation of any member of such committee, or altering or repealing any resolution of the Board of Directors which by its terms provides that it shall not be so amendable or repealable.

         4.03 Procedure. The executive committee shall keep minutes of its proceedings and report the same to the Board of Directors when required. The minutes of the proceedings of the executive committee shall be placed in the minute book of the Corporation.

         4.04 Removal. Any member of the executive committee may be removed by the Board of Directors by the affirmative vote of a majority of the number of directors fixed in the manner provided in these bylaws whenever in the judgment of the Board of Directors the best interests of the Corporation will be served thereby.

                                Article 5: Notice

         5.01 Method. Whenever by statute, by the articles of incorporation or by these bylaws, notice is required to be given to any committee member, director or shareholders, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given (a) in writing, by mail, postage prepaid, addressed to such member, director or shareholder at his address as it appears on the books or (in the case of a stockholder) the stock transfer records of the Corporation, or (b) by any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail as aforesaid. Any notice required or permitted to be given by telegram shall be deemed to be delivered and given at the time transmitted with all charges prepaid and addressed as aforesaid.

         5.02 Waiver. Whenever any notice is required to be given to any committee member, shareholder or director of the Corporation by statute, by the articles of incorporation or by these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a committee member, shareholder or director at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                               Article 6: Officers

         6.01 Number; Titles; Term of Office. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as the Board of Directors may from time to time elect or appoint. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, until his death, or until he shall resign or shall have been removed in the manner hereinafter provided. Any two or more offices may be held by the same person, except that the President and the Secretary shall not be the same person. None of the officers need be a shareholder, a director or a resident of the State of Texas.

         6.02 ??????? the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         6.03 Vacancies. Any vacancy occurring in any office of the Corporation (by death, resignation, removal or otherwise) may be filled by the Board of Directors.

         6.04 Authority. Officers shall have such authority and perform such duties in the management of the Corporation as are provided in these bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these bylaws.

         6.05 Compensation. The compensation, if any, of officers and agents shall be fixed from time to time by the Board of Directors.

         6.06 President. The President shall be the chief executive officer of the Corporation and, subject to the Board of Directors, he shall have general executive charge, management and control of the properties and operations of the Corporation in the ordinary course of its business with all such powers with respect to such properties and operations as may be reasonable incident to such responsibilities. He shall preside at all meetings of the shareholders and of the Board of Directors. He may agree upon and execute all division and transfer orders, bonds, contracts and other obligations in the name of the Corporation, and he may sign all certificates, for shares of stock of the Corporation.

         6.07 Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him by the President or the Board of Directors and (in order of their seniority) shall exercise the powers of the President during that officer's absence or inability to act. As between the Corporation and third parties any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.

         6.08 Treasurer. The Treasurer shall be the chief accounting and financial officer of the Corporation and shall have custody of all the funds and securities of the Corporation which come into his hands. When necessary or proper, he may endorse, on behalf of the Corporation, for collection checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such banks or depositaries designated by the Board of Directors. He may sign all receipts and vouchers for payments made to the Corporation, either alone or jointly with such other officers designated by the Board of Directors. Whenever required by the Board of Directors, he shall render a statement of his cash account, and he shall enter or cause to be entered regularly in the books of the Corporation to be kept by him for that purpose full and accurate accounts of all monies received and paid out on account of the Corporation.

He shall perform all acts incident to the position of Treasurer subject to the control of the Board of Directors, and he shall give such bond for the faithful discharge of his duties in such form as the Board of Directors may require.

         6.09 Assistant Treasurer. Each Assistant Treasurer shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the Board of Directors. The Assistant Treasurers shall exercise the powers of the Treasurer during that officer's absence or inability to act.

         6.10 Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and of the shareholders in books provided for that purpose, and he shall attend to the giving and serving of all notices. He may sign with the President, in the name of the Corporation, all contracts of the Corporation and affix the seal of the Corporation thereto. He may sign with the President all certificates for shares of stock of the Corporation, and he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection by any director upon application at the office of the Corporation during business hours. He shall in general perform all duties incident to the office of the Secretary, subject to the control of the Board of Directors.

         6.11 Assistant Secretaries. Each Assistant Secretary shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the Board of Directors or the Secretary. The Assistant Secretaries shall exercise the powers of the Secretary during that officer's absence or inability to act.

                    Article 7: Certificates and Shareholders

         7.01 Certificates for Shares. Certificates for shares of stock of the Corporation shall be in such form as shall be approved by the Board of Directors. The certificates shall be signed by the President or a Vice President, and also by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. If any such certificate is countersigned by a transfer agent, or registered by a registrar, either of which is other than the Corporation itself or an employee of the Corporation, the signatures of any of the foregoing officers may be facsimiles. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder's name and the number of shares.

         7.02 Replacement of Lost or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of a certificate or certificates theretofore issued by the Corporation and alleged to have been lost or destroyed, upon the making of an a affidavit of that fact by the person claiming the certificate or certificates representing shares to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a con-dition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond with a surety or sureties satisfactory to the Corporation in such sum as it may direct as indemnity against any claim, or expense resulting from a claim, that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

         7.03 Transfer of Shares. Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         7.04 Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

         7.05 Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of stock of the Corporation.

                       Article 8: Miscellaneous Provisions

         8.01 Dividends. Subject to provisions of statutes and the articles of incorporation, dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property or in shares of stock of the Corporation. Such declaration and payment shall be at the discretion of the Board of Directors.

         8.02 Reserves. There may be created by the Board of Directors out of the funds of the Corporation legally available therefor such reserve or reserves as the directors from time to time, in their discretion, consider proper to provide for contingencies, to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the Board of Directors shall consider beneficial to the Corporation, and the Board of

Directors may modify or abolish any such reserve in the manner in which it was created.

         8.03 Books and Records. The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its shareholders, Board of Directors, and any committee thereof, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

         8.04 Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

         8.05 Seal. The seal of the Corporation shall be such as from time to time may be approved by the Board of Directors.

         8.06 Other Committees. The Board of Directors may, by resolution adopted by affirmative vote of a majority of the number of directors constituting the entire Board, designate two or more directors (with such alternates, if any, as may be deemed desirable to constitute a committee or committees (in addition to the Executive Committee) for any purpose; provided, that any such committee or committees shall have and may exercise only the power of recommending action to the Board of Directors and of carrying out and implementing any instructions or any policies, plans and programs theretofore approved, authorized and adopted by the Board of Directors.

         8.07 Resignation. Any committee member, director or officer may resign by so stating at any meeting of the Board of Directors or by giving written notice to the President or the Secretary. Such resignation shall take effect at the time specified therein, or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         8.08 Securities of Other Corporations. The President or any Vice President of the Corporation shall have power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.

         8.09 Amendment of Bylaws. These bylaws may be altered, amended or repealed by the affirmative vote of a majority of the number of directors constituting the entire Board and not otherwise.

         8.10 Telephone Meetings. Shareholders, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in and hold a meeting of such shareholders, Board, or committee by means of a conference telephone or similar




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
communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         8.11 Action Without a Meeting. Any action required by law, by the articles of incorporation, or by these bylaws to be taken at a meeting of the shareholders, the Board of Directors, or any committee of the Corporation, or any action which may be taken at a meeting of such shareholders, Board, or Committee, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders, Board members, or committee members, as the case may be, entitled to vote with respect to the subject matter hereof, and such consent shall have the same force and effect as a unanimous vote of such shareholders, Board members, or committee members, as the case may be, and may be stated as such in any articles or document filed with the Secretary of State.

         8.12 Invalid Provision. If any part of these bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it possible and reasonable, shall be valid and operative.


         8.13 Table of Contents; Headings. The table of contents and headings used in these bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

         Bylaws adopted as of November 28, 1973.




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